EXHIBIT 99.1
Retail Ventures, Inc. Reports Fourth Quarter and Year End Operating Results
Columbus, Ohio, March 28, 2011 /PRNewswire/ — Retail Ventures, Inc. (NYSE: RVI) today announced its consolidated financial results for the fourth quarter and year ended January 29, 2011.
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The income from continuing operations for the quarter ended January 29, 2011 was $5.7 million on net sales of $468.5 million, compared to the loss from continuing operations of $5.3 million on net sales of $402.6 million for the quarter ended January 30, 2010. DSW same store sales increased 14.9% during the fourth quarter versus an increase of 12.9% last year.

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Diluted loss per share from continuing operations attributable to Retail Ventures, Inc. common shareholders was $0.03 for the fourth quarter compared with diluted loss per share from continuing operations attributable to Retail Ventures, Inc. of $0.21 per share last year.

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The income from continuing operations for the year ended January 29, 2011 was $51.8 million on net sales of $1.82 billion, compared to loss from continuing operations of $65.6 million on net sales of $1.60 billion for the prior year. DSW same store sales increased 13.2% for the year versus an increase of 3.2% last year.

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Diluted earnings per share from continuing operations attributable to Retail Ventures, Inc. common shareholders was $0.23 per share for the year compared with diluted loss per share from continuing operations attributable to Retail Ventures, Inc. of $1.76 per share last year.

Retail Ventures, Inc. is a leading off-price retailer operating as of January 29, 2011, 311 DSW shoe stores in 39 states and an e-commerce site, www.dsw.com. DSW also supplies shoes, under supply arrangements, to 352 locations for four retailers in the United States.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements in this release that are not historical or current facts are forward-looking statements. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that could cause our future financial performance in fiscal 2011 and beyond to differ materially from those expressed or implied in any such forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” section of the Company’s latest quarterly or annual report, as filed with the SEC. These factors include, but are not limited to: the anticipated benefits of the proposed merger with DSW taking longer to realize or not being achieved in their entirety; the proposed merger with DSW being more expensive to complete than anticipated, including as a result of unexpected factors or events; the possibility of adverse publicity or litigation related to the proposed merger with DSW, including an adverse outcome thereof and the costs and expenses associated therewith; the risk that the proposed merger with DSW will not close, will be delayed or not close when expected; our ability to manage and enhance liquidity; fluctuations in the trading price and volume of Retail Ventures and DSW common shares; we are controlled by Schottenstein Stores Corporation and its affiliates who may compete directly against us and whose interest may differ from our other shareholders; DSW’s success in opening and operating new stores on a timely and profitable basis; continuation of DSW’s supply agreements and the financial condition of its leased business partners; DSW maintaining good relationships with its vendors; DSW’s ability to anticipate and respond to fashion trends; fluctuation of DSW’s comparable sales and quarterly financial performance; the realization of our bankruptcy claims related to liquidating Filene’s Basement and Value City; RVI’s reliance on a credit facility from SEI, Inc. to pay ongoing expenses, indebtedness and intercompany service obligations; the risk of liquidating Filene’s Basement not paying us or their creditors, for which Retail Ventures may have some liability; the risk of new Filene’s Basement not paying obligations related to the assets it has assumed from liquidating Filene’s Basement if such obligations are subject to ongoing guarantee by us; the impact of Value City and Filene’s Basement on our liquidity; disruption of DSW’s distribution and fulfillment operations; our dependence on DSW for key services; failure to retain DSW’s or our key executives or attract qualified new personnel; DSW’s competitiveness with respect to style, price, brand availability and customer service; DSW’s reliance on “DSW Rewards” program to drive traffic, sales and loyalty; uncertain general economic conditions; risks inherent to international trade with countries that are major manufacturers of footwear; lease of an office facility; risks related to our cash and investments; and risks related to our Premium Income Exchangeable Securities. Additional factors that could cause our actual results to differ materially from our expectations are described in the Company’s latest annual or quarterly report, as filed with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made. The Company undertakes no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.
SOURCE: Retail Ventures, Inc.
Contact: Jim McGrady, Chief Financial Officer — (614) 238-4105

RETAIL VENTURES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	January 29,	January 30,
	2011	2010

ASSETS
Cash and equivalents	$99,126	$141,773
Short-term investments	241,557	164,265
Accounts receivable, net	13,186	6,663
Inventories	309,013	262,284
Prepaid expenses and other current assets	30,900	22,478
Deferred income taxes	49,354	29,560

Total current assets	743,136	627,023

Property and equipment, net	212,342	208,813
Goodwill	25,899	25,899
Conversion feature of long-term debt		28,029
Deferred income taxes		5,657
Long-term investments	49,987	1,151
Other assets	10,113	6,893

Total assets	$1,041,477	$903,465

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$150,276	$121,277
Accrued expenses	113,100	113,474
Conversion feature of short-term debt	6,375
Warrant liability	20,624	23,068
Current maturities of long-term debt	132,132

Total current liabilities	422,507	257,819

Long-term obligations, net of current maturities		129,757
Other non current liabilities	104,182	109,958
Deferred income taxes	25,919	2,641

Total Retail Ventures’ shareholders’ equity	245,181	205,869
Noncontrolling interests	243,688	197,421

Total shareholders’ equity	488,869	403,290

Total liabilities and shareholders’ equity	$1,041,477	$903,465

RETAIL VENTURES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Three months ended		Twelve months ended
	January 29,	January 30	January 29,	January 30
	2011	2010	2011	2010
Net sales	$468,450	$402,648	$1,822,376	$1,602,605
Cost of sales	(272,482)	(224,049)	(1,010,108)	(890,465)

Gross profit	195,968	178,599	812,268	712,140
Selling, general and administrative expenses	(162,747)	(154,345)	(642,694)	(685,485)
Change in fair value of derivative instruments	(3,171)	(25,721)	(49,014)	(66,499)

Operating profit (loss)	30,050	(1,467)	120,560	(39,844)
Interest expense, net	(2,906)	(3,557)	(10,267)	(11,344)
Non-operating (expense) income, net		(1,746)	1,500	(2,367)

Income (loss) from continuing operations before income taxes	27,144	(6,770)	111,793	(53,555)
Income tax (expense) benefit	(21,441)	1,452	(59,973)	(12,055)

Income (loss) from continuing operations	5,703	(5,318)	51,820	(65,610)
Total income from discontinued operations, net of tax	1,467	15,216	6,628	59,880

Net income (loss)	7,170	9,898	58,448	(5,730)
Less: net income attributable to the noncontrolling interests	(7,012)	(5,002)	(40,654)	(20,361)

Net income (loss) attributable to Retail Ventures, Inc.	$158	$4,896	$17,794	$(26,091)

Basic and diluted earnings (loss) per share:
Basic (loss) earnings per share from continuing operations attributable to Retail Ventures, Inc. common shareholders	$(0.03)	$(0.21)	$0.23	$(1.76)
Diluted (loss) earnings per share from continuing operations attributable to Retail Ventures, Inc. common shareholders	$(0.03)	$(0.21)	$0.23	$(1.76)
Basic earnings per share from discontinued operations attributable to Retail Ventures, Inc. common shareholders	$0.03	$0.31	$0.13	$1.23
Diluted earnings per share from discontinued operations attributable to Retail Ventures, Inc. common shareholders	$0.03	$0.31	$0.13	$1.23
Basic earnings (loss) per share attributable to Retail Ventures, Inc. common shareholders	$0.00	$0.10	$0.36	$(0.53)
Diluted earnings (loss) per share attributable to Retail Ventures, Inc. common shareholders	$0.00	$0.10	$0.36	$(0.53)

Shares used in per share calculations:
Basic	50,054	48,947	49,284	48,878
Diluted	50,054	48,947	49,601	48,878

Amounts attributable to Retail Ventures, Inc. common shareholders:
(Loss) income from continuing operations, net of tax	$(1,309)	$(10,320)	$11,166	$(85,971)
Discontinued operations, net of tax	1,467	15,216	6,628	59,880

Net income (loss)	$158	$4,896	$17,794	$(26,091)

SOURCE: Retail Ventures, Inc